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                                                        EXHIBIT 10.18



July 16, 1998



PERSONAL AND CONFIDENTIAL

Sykes Health Plan Services, Inc.
11405 Pinegrass Parkway
Louisville, Kentucky 40299

Re:   $15,000,000 Revolving Credit Facility

Gentlemen:

You have advised us that Sykes Health Plan Services, Inc., as Borrower
(the "Borrower") desire to borrow amounts which will be used to refinance a portion of existing indebtedness, provide for payment of various letters of credit issued pursuant to its relating bank facility and to provide working capital. In order to meet these financing needs, you have requested that NationsBank make available to you a revolving credit facility of $15,000,000 (the "Facility"). NationsBank, N.A. ("NationsBank") is pleased to advise you of its commitment to provide the Facility upon the terms and conditions described in the term sheet attached hereto (the "Term Sheet").

The commitment of NationsBank hereunder is subject, however, to each of the following terms and conditions being satisfied in a manner acceptable to NationsBank in its sole discretion:

      (a)   satisfaction of each of the terms and conditions set forth herein;

      (b) satisfaction of each of the terms and conditions set forth in the Term Sheet;

      (c) the negotiation, execution and delivery of definitive documentation with respect to the Facility consistent with the Term Sheet and otherwise satisfactory to NationsBank; and

      (d) there not having occurred and being continuing since the date hereof a material adverse change in the market for syndicated bank credit facilities similar in nature to the Facility or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by NationsBank in its sole discretion based upon reasonable judgment.
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Sykes Health Plan Services, Inc.
July 16, 1998
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The commitment of NationsBank hereunder is based upon the financial information and other information regarding the Borrower previously provided to NationsBank. The commitment hereunder is subject to the condition, among others, that there shall not have occurred after the date of such financial information any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries and affiliates and continuing satisfaction of NationsBank, upon completion of due diligence, with the condition, assets, properties, business, operations and prospects of the Borrower and its Subsidiaries and affiliates. If the continuing review by NationsBank of the Borrower discloses information relating to conditions or events not previously disclosed to NationsBank or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank which NationsBank in its sole discretion believes may have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrower, NationsBank may, in its sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for NationsBank or decline to participate in the proposed financing.

You hereby represent and covenant that (i) all information, other than the Projections (as defined below), which has been or is hereafter made available to NationsBank by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning the Borrower and its Subsidiaries that have been or are hereafter made available to NationsBank by you (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date so that the representation and the warranty in the first sentence of this paragraph is correct on the closing date.

By our delivery of this letter agreement to you, you agree to reimburse NationsBank from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, documentation expenses, travel fees and the reasonable fees, disbursements and other charges of Smith Helms Mullins & Moore, L.L.P., as counsel to NationsBank) incurred in connection with the Facility and the preparation of the definitive documentation for the Facility and the other transactions contemplated hereby.

The Borrower agrees to indemnify and hold harmless NationsBank and each director, officer, employee, attorney and affiliate of NationsBank and each director, officer, employee or attorney of such affiliate of NationsBank (each such person or entity referred to hereafter in this paragraph as an "Indemnified Person") from any losses,
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Sykes Health Plan Services, Inc.
July 16, 1998
Page 3

     claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) in which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this letter, the Facility or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or liability (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto); provided that the Borrower shall not have any obligation under this indemnity provision for liabilities resulting from gross negligence or willful misconduct of any Indemnified Person. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. No Indemnified Person shall be responsible or liable for consequential damages which may be alleged as a result of this letter.

     The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitment of NationsBank hereunder.

     This letter may not be assigned by the Borrower without the prior written consent of NationsBank.

     If you are in agreement with the foregoing, please execute and return the enclosed copy of this letter no later than 5:00 P.M. Eastern Standard Daylight Savings Time on July 24, 1998. This letter will become effective upon your delivery to us of executed counterparts of this letter. As a condition to our making the Facility available you shall pay to NationsBank at closing an upfront fee of $20,000. This commitment shall terminate if not so accepted by you prior to that time. Following acceptance by you, this commitment will terminate on July 31, 1998, unless the Facility is closed by such time or unless Agent shall consent in writing to an extension, which consent shall not be unreasonably withheld.

     Except as required by applicable law, this letter and the contents hereof (including the Term Sheet) shall not be disclosed by you to any third party without the prior consent of NationsBank. You may permit your attorneys and accountants to examine this letter and the Term Sheet. Without limiting the foregoing, in the event that you disclose the contents of this letter (including the Term Sheet) in contravention of the preceding sentence, you shall be deemed to have accepted the terms of this letter (including the Term Sheet).
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Sykes Health Plan Services, Inc.
July 16, 1998
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     This letter may be executed in counterparts which, when together, shall constitute an original. This letter, together with the Term Sheet embodies the entire agreement and understanding between NationsBank and the Borrower with respect to the specific matters set forth herein and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by NationsBank to make any oral or written statements inconsistent with this letter. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE PRINCIPALS OF CONFLICTS OF LAW.

     Very truly yours,

     NATIONSBANK, N.A.



     By: /s/ Sadahri W. Berry
         --------------------------------------
     Title: Vice President



     ACCEPTED AND AGREED this
     17th day of July, 1998.


     SYKES HEALTH PLAN SERVICES, INC.


     By:/S/ Christine L. Beckler
        ---------------------------------------
     Title: Corporate Controller and Secretary
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                         SUMMARY OF TERMS AND CONDITIONS
                                  July 16, 1998

         This Summary is confidential and shall not be disclosed to any other Person.


BORROWER:                                    Sykes Health Plan Services, Inc. (the "Borrower").

GUARANTORS:                                  All existing and hereafter acquired or created Subsidiaries of the Borrower, and all existing and hereafter acquired or
                                             created Partnerships in which the Borrower or any Subsidiary serves as General Partner.

LENDER:                                      NationsBank, N.A.

FACILITY:                                    A $15 million Revolving Credit
                                             Facility will be available under
                                             the conditions hereinafter set
                                             forth. The Facility will include a
                                             subfacility for issuance of letters
                                             of credit in an amount not to
                                             exceed $6 million. Letters of
                                             Credit reduce availability to the
                                             Revolving Credit Facility only to
                                             the extent actually issued.

PURPOSE:                                     Proceeds of the Facility shall be used for general corporate purposes, including letters of credit and repayment of a
                                             portion of existing indebtedness.

MATURITY:                                    Earlier of 90 days from the Closing Date or closing of a new revolving credit facility.

SECURITY:                                    Negative pledge on all material assets of Borrower and its
                                             Subsidiaries.  A pledge of all of the capital stock of the
                                             Borrower's domestic Subsidiaries.

INTEREST RATE AND FEES:                      30 day daily floating LIBOR Rate plus 1 1/4% on loans.  A per annum fee of 1 1/4% on the undrawn amount of outstanding
                                             letters of credit payable quarterly in arrears.  The default rate shall be 2% over the actual interest rate.  The Borrower shall pay to the Lender an unused fee of 1/4% percent per annum.
                                             All interest and fees shall be calculated on a 360 day basis.




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
REPRESENTATIONS AND
WARRANTIES:                                  Customary for credit agreements of this nature, including but not limited to (i) corporate existence, (ii) corporate and governmental authorization to conduct business, to enter into credit facility documentation, (iii) accuracy of financial information, (iv) no material adverse change, (v) compliance with laws, including environmental laws, (vi) compliance
                                             with ERISA, (vii) no material litigation, (viii) payment of taxes, (ix) no untrue statements, (x) no liens or indebtedness except as acceptable to the Lender, (xi) Investment Company
                                             Act and Regulation U Compliance, and (xii) ownership of
                                             assets.

OTHER COVENANTS:                             Affirmative and negative covenants customary in credit
                                             agreements of this nature and including, without limitation:
                                             (i) delivery of financial statements, other reports and
                                             information, and compliance certificates, (ii) maintenance of corporate existence, qualifications, franchises, governmental licenses and permits, and intellectual property rights, (iii)
                                             maintenance of property and insurance, (iv) continued
                                             conduct of business in same lines of business, (v) payment of taxes, (vi) compliance with laws, (vii) rights of inspection,
                                             (viii) compliance with environmental laws and notices of
                                             environmental compliance matters, (ix) ERISA compliance,
                                             (x) restrictions on use of proceeds, (xi) notice of defaults, suits and other proceeding, (xii) prohibition on acquisitions,
                                             (xiii) limitations  on sale of assets other than in the normal course of business, (xiv) limitation on additional
                                             indebtedness, (xv) limitation on investments other than
                                             eligible securities, (xvi) limitation on liens other than
                                             permitted liens, (xvii) limitation on mergers or consolidations except where Borrower or a Subsidiary is the surviving entity,
                                             (xviii) limitation on transactions with affiliates,
                                             (xix) limitations on cash dividends and stock redemptions and the redemption and/or prepayment of other debt.

EVENTS OF DEFAULT:                           Customary in credit agreements of this nature, and including, among others, (i) failure to pay any interest, principal, fees or other amounts when due, (ii) breach of any covenant or
                                             agreement, (iii) any representation or warranty shall be false or misleading, (iv) cross default, (v) voluntary or involuntary insolvency, bankruptcy or similar proceedings or events, (vi)
                                             certain ERISA events, (vii) judgment defaults, (viii) actual or
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

                                             asserted invalidity (other than by the Lender) of any of the loan documents or security, (ix) suspension or termination of
                                             operations material to the Borrower and its Subsidiaries, and (x)
                                             change in control.

CONDITIONS PRECEDENT
TO CLOSING:                                  Customary for transactions of this type, including but not limited to, (i) the completion of all due diligence with respect to the Borrower and Guarantors in scope and determination
                                             satisfactory to NationsBank in its sole discretion, (ii) the negotiation, execution and delivery of definitive
                                             documentation with respect to the Facility, (iii) NationsBank shall have received satisfactory opinions of counsel to the
                                             Borrower and the Guarantors (which opinions shall cover,
                                             among other things, authority, legality, validity, binding effect and enforceability of the documents for the Facility), and such corporate resolutions, certificates and other
                                             documents as NationsBank shall reasonably require, (iv) there shall not have occurred a material adverse change since
                                             March 31, 1998 in the business, assets, operations, condition
                                             (financial or otherwise) or prospects of the Borrower or its
                                             Subsidiaries, or in the facts and information regarding such entities (including litigation) as represented to date, (vii) the absence of any action, suit, investigation or proceeding
                                             pending or threatened in any court or before any arbitrator or governmental authority that purports to affect the Borrower or its Subsidiaries (other than existing litigation which shall be disclosed to, and in their discretion shall be acceptable to,
                                             NationsBank), or any transaction contemplated hereby, or that could have a material adverse effect on the Borrower or its
                                             Subsidiaries or any transaction contemplated hereby or on the ability of the Borrower and its Subsidiaries to perform their obligations under the documents to be executed in connection with the Facility, (viii) the absence of any disruption or adverse change in the financial or capital markets generally,
                                             (ix) receipt of fees, (x) receipt of pledged stock and stock powers, (xi) evidence of insurance and (xii) representations and warranties are true and correct.

CONDITIONS TO MAKING
INITIAL ADVANCE:                             The obligation of the Lender to make an initial advance shall be subject to (i) receipt of June 30, 1998 financial statements of the Borrower and its subsidiaries demonstrating actual
                                             consolidated EBITDA of not less than $2,300,000 for the
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
                                             three month period ending June 30, 1998; and (ii) receipt of $40
                                             Million of net proceeds from an initial public offering or an equity investment from an existing parent company and termination of the existing Credit Agreement dated March 27, 1998 among the Borrower,
                                             NationsBank, National Association and the Lenders party thereto.

INDEMNIFICATION:                             NationsBank will be indemnified against all losses, liabilities, claims, damages or expenses relating to their loans, the
                                             Borrower's use of loan proceeds or the commitments,
                                             including but not limited to reasonable attorney's fees and settlement costs.  NationsBank shall not be entitled to
                                             indemnity where they are guilty of gross negligence or willful misconduct.  Additionally, the Borrower will indemnify
                                             NationsBank against all liabilities, claims damages or
                                             expenses arising due to environmental issues.

CLOSING:                                     On or before July 31, 1998 or such later date as the Borrower and NationsBank shall agree.

EXPENSES:                                    The Borrower will reimburse NationsBank all reasonable
                                             costs and expenses associated with the preparation, due
                                             diligence, travel expenses, administration, and enforcement of all documents executed in connection with the Facility, including without limitation, the legal fees of NationsBank's counsel regardless of whether the Facility is closed.  In
                                             addition, the Borrower will be responsible to Smith Helms
                                             Mulliss & Moore, L.L.P. for payment, without limitation, of all reasonable legal fees and reasonable expenses associated with the preparation, negotiation and ongoing maintenance of the Facility.

DOCUMENTATION:                               This SUMMARY OF TERMS AND CONDITIONS is not meant to be
                                             all inclusive.  Final terms and conditions are subject to due diligence and documentation to be negotiated to the mutual satisfaction of the Borrower, the Guarantors and
                                             NationsBank.
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